Exhibit 2.2

AMENDMENT TO THE ASSET PURCHASE AGREEMENT

This AMENDMENT TO THE ASSET PURCHASE AGREEMENT (“Amendment”) is entered into this 10th day of August, 2015 (“Effective Date”), by and among AMERICAN ADDICTION CENTERS, INC., a Nevada corporation (the “Parent”), OXFORD TREATMENT CENTER, LLC, a Delaware limited liability company (the “Company”), BHR OXFORD REAL ESTATE, LLC, a Delaware limited liability company (“BHR”), and THE OXFORD CENTRE, INC., a Mississippi corporation, and RIVER ROAD MANAGEMENT, LLC, a Mississippi limited liability company (collectively, the “Seller”). The Parent, Company, BHR and Seller are collectively referred to herein as the “Parties.”

A. On May 12, 2015, Seller, the Parent and the Company entered into that certain asset purchase agreement (“Agreement”) for the purchase and sale of certain assets by the Seller, including that certain real property and those certain improvements thereon located at 297 County Road 244, Etta, Mississippi 38627 (“Real Property”), which is more particularly described in Exhibit A attached hereto and incorporated herein by this reference;

B. The Parties now desire that BHR be the purchaser of the Real Property and the Real Property only;

C. Pursuant to Section 11.1 of the Agreement, the provisions of the Agreement may not be changed, modified, waived or altered except by an agreement in writing signed by the party entitled to the benefit of the provision(s) to be waived; and

D. The Parties desire to amend the Agreement as set forth in this Amendment.

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree to the following terms and conditions.

1. Purchaser. The Parties hereby agree that the Real Property shall be transferred to BHR at Closing. Further, as of the Effective Date, BHR shall have all of the right, title and interest of the Company in and to the Agreement as it relates to the Real Property, but shall have no obligations of the Company under the Agreement. The Partiers further acknowledge and agree that nothing contained in this Amendment shall release the Parent or the Company from any of their respective obligations under the Agreement with respect to the Real Property or otherwise.

2. Capitalized Terms. Any capitalized terms that are not otherwise defined herein shall have the meaning set forth in the Agreement.

3. Full Force and Effect. Except as modified herein, the Agreement shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. Facsimiles or electronic copies shall be deemed originals.

[SIGNATURES ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

PARENT:		COMPANY:

AMERICAN ADDICTION CENTERS, INC.,		OXFORD TREATMENT CENTER, LLC,
a Nevada corporation		a Delaware limited liability company

By:	/s/ Michael T. Cartwright	By:	/s/ Michael T. Cartwright
	Michael Cartwright, Chairman and CEO		Michael Cartwright, Chairman

BHR:		SELLER:

BHR OXFORD REAL ESTATE, LLC,		THE OXFORD CENTRE, INC.,
a Delaware limited liability company		a Mississippi corporation

By:	/s/ Michael T. Cartwright	By:	/s/ Billy Young
	Michael Cartwright, Chairman		Billy Young, President and CEO

RIVER ROAD MANAGEMENT, LLC,
a Mississippi limited liability company

		By:	/s/ Billy Young
Billy Young, Member

EXHIBIT A

TO THE AMENDMENT

LEGAL DESCRIPTION OF REAL PROPERTY

THIS PROPERTY IS A FRACTION OF THE SOUTH HALF OF SECTION 10, TOWNSHIP 7 SOUTH, RANGE 1 WEST, LAFAYETTE COUNTY, MISSISSIPPI. THIS FRACTION CONTAINS 106.360 ACRES, MORE OR LESS AND IS DESCRIBED IN MORE DETAIL AS FOLLOWS:

BEGINNING AT AN EXISTING 1/2” IRON PIN, SAID PIN BEING NORTH 88°48’11” EAST A DISTANCE OF 985.76 FEET FROM AN EXISTING 1/2” IRON PIN BEING ACCEPTED AS THE SOUTHWEST CORNER OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SAID SECTION 10, RUN THENCE NORTH 00°44’58” WEST A DISTANCE OF 3197.76 FEET TO AN EXISTING 1/2” IRON PIN ON THE SOUTH RIGHT OF WAY OF COUNTY ROAD #244; THENCE SOUTH 60°18’08” EAST ALONG SAID RIGHT OF WAY A RADIUS CURVE TO THE LEFT; THENCE ALONG SAID RIGHT OF WAY CURVE AN ARC LENGTH OF 482.22 FEET WITH A CHORD BEARING OF SOUTH 69°13’12” EAST WITH A CHORD LENGTH OF 480.28 FEET, TO A POINT; THENCE SOUTH 78°08’16” EAST ALONG SAID RIGHT OF WAY A DISTANCE OF 698.20 FEET TO A 1/2” IRON PIN SET; THENCE SOUTH 00°44’58” EAST LEAVING SAID RIGHT OF WAY A DISTANCE OF 2562.60 FEET TO A 1/2” IRON PIN SET; THENCE SOUTH 89°15’40” WEST A DISTANCE OF 1650.00 FEET TO THE POINT OF BEGINNING.

A-1